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                                                                      EXHIBIT 11

                          BATTLE MOUNTAIN GOLD COMPANY
                      COMPUTATIONS OF LOSS PER COMMON SHARE

                                                                                    THREE MONTHS ENDED         SIX MONTHS ENDED
                                                                                          JUNE 30                   JUNE 30
 Millions, except per share amounts                                                 1998          1997         1998         1997
 ----------------------------------                                               ---------    ---------    ---------    ---------
 BASIC LOSS PER SHARE
      Net loss
         Net loss                                                                 $    (9.3)   $    (2.2)   $   (10.9)   $   (14.0)
         Deduct dividends on preferred shares                                          (1.8)        (1.8)        (3.7)        (3.7)
                                                                                  ---------    ---------    ---------    ---------
         Net loss applicable to common stock                                      $   (11.1)   $    (4.0)   $   (14.6)   $   (17.7)
                                                                                  =========    =========    =========    =========
      Shares
         Weighted average number of common shares outstanding                         229.8        229.7        229.8        229.7
                                                                                  =========    =========    =========    =========
      Basic loss per common share                                                 $  (0.048)   $  (0.017)   $  (0.064)   $  (0.077)
                                                                                  =========    =========    =========    =========
 DILUTED LOSS PER SHARE
      Net loss applicable to common stock                                         $   (11.1)   $    (4.0)   $   (14.6)   $   (17.7)
                                                                                  =========    =========    =========    =========
      Shares
         Weighted average number of common shares outstanding                         229.8        229.7        229.8        229.7
         Assuming exercise of stock options reduced by the number of shares which could have been purchased with the proceeds
         from exercise of such options                                                   --           --           --           --
                                                                                  ---------    ---------    ---------    ---------
         Weighted average number of common shares outstanding, as adjusted            229.8        229.7        229.8        229.7
                                                                                  =========    =========    =========    =========
      Diluted loss per share, assuming conversion                                 $  (0.048)   $  (0.017)   $  (0.064)   $  (0.077)
                                                                                  =========    =========    =========    =========
 CALCULATIONS OF CONVERSIONS OF SECURITIES PRODUCING ANTI-DILUTIVE RESULTS
    CONVERSION OF PREFERRED SHARES
      Net loss
         Net loss applicable to common stock                                      $   (11.1)   $    (4.0)   $   (14.6)   $   (17.7)
         Effect on net loss if preferred shares were converted                          1.8          1.8          3.7          3.7
                                                                                  ---------    ---------    ---------    ---------
         Net loss, as adjusted                                                    $    (9.3)   $    (2.2)   $   (10.9)   $   (14.0)
                                                                                  =========    =========    =========    =========
      Shares
         Weighted average number of common shares outstanding                         229.8        229.7        229.8        229.7
         Effect on average shares outstanding if preferred shares were converted       11.0         11.0         11.0         11.0
                                                                                  ---------    ---------    ---------    ---------
         Weighted average number of common shares outstanding, as adjusted            240.8        240.7        240.8        240.7
                                                                                  =========    =========    =========    =========
      Diluted loss per share, assuming conversion                                 $  (0.039)   $  (0.009)   $  (0.045)   $  (0.058)
                                                                                  =========    =========    =========    =========
    CONVERSION OF DEBENTURES
      Net loss
         Net loss applicable to common stock                                      $   (11.1)   $    (4.0)   $   (14.6)   $   (17.7)
         Effect on net loss if debentures were converted                                0.9           --          1.9           --
                                                                                  ---------    ---------    ---------    ---------
         Net loss, as adjusted                                                    $   (10.2)   $    (4.0)   $   (12.7)   $   (17.7)
                                                                                  =========    =========    =========    =========
      Shares
         Weighted average number of common shares outstanding                         229.8        229.7        229.8        229.7
         Effect on average shares outstanding if debentures were converted              4.8          4.8          4.8          4.8
                                                                                  ---------    ---------    ---------    ---------
         Weighted average number of common shares outstanding, as adjusted            234.6        234.5        234.6        234.5
                                                                                  =========    =========    =========    =========
      Diluted loss per share, assuming conversion                                 $  (0.043)   $  (0.017)   $  (0.054)   $  (0.075)
                                                                                  =========    =========    =========    =========
    CONVERSION OF OPTIONS
      Net loss
         Net loss applicable to common stock                                      $   (11.1)   $    (4.0)   $   (14.6)   $   (17.7)
                                                                                  =========    =========    =========    =========
      Shares
         Weighted average number of common shares outstanding                         229.8        229.7        229.8        229.7
         Effect on average shares outstanding if options were converted                  --           --          0.1          0.1
                                                                                  ---------    ---------    ---------    ---------
         Weighted average number of common shares outstanding, as adjusted            229.8        229.7        229.9        229.8
                                                                                  =========    =========    =========    =========
      Diluted loss per share, assuming conversion                                 $  (0.048)   $  (0.017)   $  (0.064)   $  (0.077)
                                                                                  =========    =========    =========    =========
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